EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Aeglea BioTherapeutics, Inc. of our report dated March 13, 2018 relating to the financial statements, which appears in Aeglea BioTherapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts,” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Austin, TX

December 21, 2018